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                                                                      Exhibit 21
                                                                      ---------
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

                         SUBSIDIARIES OF THE REGISTRANT

     Parent                                   Subsidiary                           Ownership          Organization
------------------                    ----------------------------                ----------          ------------
Security First Corp.                  Security Federal Savings and                   100%                Federal
                                      Loan Association of Cleveland

Security First Corp.                  First Federal Savings Bank of                  100%                Federal
                                      Kent

Security First Corp.                  SF Development Corp.                           100%                 Ohio

Security Federal Savings              Security Financial Corporation                 100%                 Ohio
and Loan Association of
Cleveland

SF Development Corp.                  Richwood Development                            50%                 Ohio

SF Development Corp.                  Rushmore Subdivision Ltd.                       50%                 Ohio

SF Development Corp.                  Courts of Weymouth                              33%                 Ohio
                                      Development, Ltd.
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     The financial statements of the Registrant are consolidated with those of its subsidiaries.